LOGO
ENFIRONMENTAL SOLUTIONS
     WORLDWIDE
                                  NEWS RELEASE

For More Information Contact:
Environmental Solutions Worldwide Inc
Investor Relations, 1-905-695-4142
Investor-relations@cleanerfuture.com


ENVIRONMENTAL SOLUTIONS WORLDWIDE RAISES $3.0 MILLION IN UNSECURED SUBORDINATED DEBT AND ANNOUNCES A $6.5 MILLION RIGHTS OFFERING.

Concord, ON - February 22, 2011 - Environmental Solutions Worldwide Inc. (the "Company") (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today the successful completion of a $3 million unsecured subordinated loan financing with certain of the Company's shareholders. The Company will use the net proceeds to fund working capital, planned capital investments and other general corporate purposes. The subordinated notes bear interest at a rate of 10% per annum, payable in-kind on a monthly basis, commencing March 17, 2011. The maturity date of the subordinated notes is the earlier of: (i) the consummation a rights offering (as described below) or (ii) June 17, 2011, subject to the noteholders' rights to extend the maturity date. The subordinated notes will be exchangeable for common stock of the Company in a rights offering that has been approved by the independent board members, which the Company intends to conclude by the end of the second quarter of 2011, targeted at $6.5 million from then existing shareholders of the Company at a price of $0.12 per share.

In light of the new subordinated loan financing, the Company's wholly owned subsidiary, ESW Canada, Inc. will be in compliance with its covenant obligations under the Demand Credit Agreement dated March 10, 2010 (the "Credit Agreement"), for which it has obtained a fourth waiver from its commercial lender that expired on February 15, 2011.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This press release is also an Exhibit to the Company's Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded Company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the "ESW Group of Companies") in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.

For updated information, please visit the Company's Web site at:
www.cleanerfuture.com

FORWARD-LOOKING STATEMENTS

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future production, operating and overhead costs; operational and management restructuring activities; future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; productivity, business process, rationalization, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: current global economic and capital market uncertainties; potential inability to complete the rights offering; potential dilution to our stockholders from our anticipated rights offering; potential inability to continue to comply with government regulations such as CARB and EPA; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Environmental Solutions Worldwide, Inc.:

Investor Relations, 1-905-695-4142
Investor-relations@cleanerfuture.com